EXHIBIT 4.2

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 1, 2002 by and between Nastech Pharmaceutical Company, Inc., a Delaware corporation (the “Company”), and Pharmacia & Upjohn Company, a Delaware corporation (“Purchaser”).

RECITALS

     WHEREAS, the Company and the Purchaser have entered into an Investment Agreement, dated as of February 1, 2002 (the “Investment Agreement”), pursuant to which the Purchaser has agreed to purchase shares (the “Shares”) of common stock, par value $.006 per share, of the Company, upon the terms and conditions set forth therein;

     WHEREAS, in order to induce the Purchaser to enter into the Investment Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of Purchaser and its direct and indirect transferees upon the terms and conditions set forth herein; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the Purchaser’s obligations pursuant to the Investment Agreement.

     NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions set forth herein, the parties hereby agree as follows:

     1.         Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Investment Agreement. For the purposes of this Agreement:

                 “Business Day” means a day on which banking institutions in New York, New York are open for business.

                 “Commission” means the U.S. Securities and Exchange Commission or any other governmental authority from time to time administering the Securities Act.

                 “Common Stock” means the common stock, par value $.006 per share, of the Company.

                 “DTC” means the Depository Trust Company.

                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and the regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

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                 “Holder” means any Person owning or having the right to acquire Registrable Securities, including an Affiliate or any successor, assignee or transferee of Purchaser or a Person that has received Registrable Securities in accordance with Section 13 hereof.

                 “Knowledge of Company” has the meaning provided such term in the Investment Agreement.

                 “NASD” means the National Association of Securities Dealers, Inc.

                 “Person” means any natural person, firm, partnership, association, corporation, company, joint venture, unincorporated association, trust, business trust, government or department or agency of a government, limited liability company or other entity.

                 “Prospectus” means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         “Registrable Securities” means (a) the Shares of Common Stock received by the Purchaser pursuant to the Investment Agreement, and (b) any capital stock or other securities of the Company issued or issuable with respect to the Shares, (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144 (or any successor provision) under the Securities Act, without any limitation on the amount of such securities which may be sold, or (C) they shall have ceased to be outstanding.

             “Registration Expenses” means all fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any Registration Statement is filed or becomes effective, including, without limitation, all (a) registration and filing fees (including, without limitation, (i) fees with respect to filings required to be made and other expenses associated with the NASD and any other applicable exchange in connection with an Underwritten Offering, and (ii) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and distributions of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of eligibility of the Registrable Securities for investment under the laws of such jurisdictions as are provided in Section 5(e)), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses), (c) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the reasonable expenses of any special audit and “cold comfort” letters required by or incident to such performance), (d) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to the NASD Rules of Conduct and the corresponding rules of any other applicable exchange, (e) liability insurance under the Securities Act or any other securities laws, if the Company desires such insurance, (f) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Company or any Subsidiary of the Company, (g) internal expenses of the Company and its Subsidiaries (including, without limitation, all salaries and expenses of officers and employees of the Company and its Subsidiaries, other general overhead expenses of the Company and its Subsidiaries, and other expenses for the performance of legal or accounting duties), (h) the expense of any annual audit and the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of business, (i) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, and any other documents necessary in order to comply with this Agreement, (j) any fees and disbursements of any other underwriters and broker-dealers customarily paid by issuers or sellers of securities, and (k) the fees and disbursements of not more than one (1) counsel (together with appropriate local counsel) chosen by the Holders of a majority of the Registrable Securities to be included in such Registration Statement; provided, however, that in all cases in which the Company is required to pay Registration Expenses hereunder, Registration Expenses shall exclude any underwriting, brokers and dealers discounts, selling commissions, fees and other remuneration or any transfer taxes payable in respect of the sale of the Registrable Securities by the Holders thereof.

             “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

             “Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

             “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

             “Special Registration” means the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form, a registration on Form S-4 with respect to any merger, consolidation or acquisition, or a registration on another form not available for registering Registrable Securities for sale to the public.

             “Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

     2.      Demand Registration.

               (a)            Request for Registration. Subject to the provisions of Sections 2(d) and 8, at any time or from time to time after the date hereof, Holders of at least 25% of the Registrable Securities shall have the right to make a written request that the Company effect a registration under the Securities Act of all or part of its Registrable Securities of the Holders making such request. A request for registration pursuant to this Section 2 (a “Demand Registration”) shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method or disposition thereof by such Holders.

               (d)            Obligation to Effect Registration. Within five (5) days after receipt by the Company of any request for Demand Registration, the Company shall give written notice of such requested registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within ten (10) Business Days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been requested to so register.

               (d)            Registration Statement Form. Registrations under this Section 2 shall be on such appropriate form of Registration Statement of the Commission as shall be selected by the Company and available to it under the Securities Act. The Company agrees to include in any such Registration Statement all information which, in the opinion of counsel to the Company, is required to be included therein under the Securities Act.

               (d)            Limitations on Registration. The Company shall not be required to effect (i) more than two (2) Demand Registrations pursuant to this Section 2, and (ii) any Demand Registration pursuant to this Section 2 at any time before [*] of the Purchaser’s purchase of Shares pursuant to the Investment Agreement. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any Registration Statement (other than a Special Registration) pertaining to the securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective.

               (e)            Inclusion of Other Securities. In the event the Company is requested by other holders of Common Stock to include some or all such securities on a piggyback basis in a Demand Registration, and in the event that such Demand Registration will involve an Underwritten Offering, such securities may be included therein, subject to the provisions of Section 2(h).

[*] Certain portions of this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment with respect to such omitted portions has been requested.

               (f)            Effective Registration Statement. A Demand Registration shall not be deemed to have been effected unless a Registration Statement covering all of the Registrable Securities requested to be included in such registration by the Holders thereof and as reduced, if necessary, in accordance with Section 2(h) hereof has been declared effective by the Commission and remains continually effective for the period specified in Section 5(b).

               (g)            Suspension. If the Board of Directors of the Company, in its good faith judgment, determines that any registration under the Securities Act of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Company or any of its subsidiaries (a “Valid Business Reason”), (i) the Company may postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (ii) in case a Registration Statement has been filed relating to a Demand Registration, the Company may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 90 days (the “Postponement Period”); provided, however, that in no event shall the Company be permitted to postpone or withdraw a Registration Statement within 180 days after the expiration of any Postponement Period.

               (h)            Allocation. If any Demand Registration involves an Underwritten Offering and the managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number (the “Section 2(h) Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of Registrable Securities requesting the registration, the Company shall include in such registration:

                               (i)      first, all Registrable Securities requested to be included in such Registration by the Holders of Registrable Securities requesting such registration; provided, however, that, if the number of such Registrable Securities exceeds the Section 2(h) Number, the number of such Registrable Securities (not to exceed the Section 2(h) Number) shall be allocated on a pro rata basis among all Holders of Registrable Securities requesting such registration based on the number of Registrable Securities that each holder requesting registration then owns and the number of Registrable Securities then owned by all such Holders requesting such registration;

                               (ii)      second, to the extent that the number of Registrable Securities to be included by all Holders of Registrable Securities requesting such registration is less than the Section 2(h) Number, securities that the Company proposes to register (but only to the extent such securities may be included without exceeding the Section 2(h) Number); and

                               (iii)      third, to the extent additional securities may be included without exceeding the Section 2(h) Number, then securities to be sold for other holders of Company securities requesting registration on a piggyback basis in accordance with Section 2(e).

               (i)            Underwritten Offering. The Company may require that any Demand Registration provide for an Underwritten Offering.

               (j)            Termination of Demand Rights. Notwithstanding anything else in this Section 2 to the contrary, the Company’s obligations under this Section 2 shall terminate at such time as the Holders cease to own at least forty percent (40%) of the Shares of Common Stock received by the Purchaser under the Investment Agreement, or any capital stock or other securities of the Company issued or issuable with respect to such Shares (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

     3.       Piggyback Registration.

               (a)            Inclusion in Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to Section 2 or a Special Registration), whether or not for sale for its own account, (a “Company Registration”), it shall each such time, prior to such filing, give prompt written notice to all Holders of Registrable Securities of its intention to do so and, upon the written request of any Holder of Registrable Securities given to the Company within ten (10) Business Days after the Company has provided such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use commercially reasonable efforts to cause all Registrable Securities that the Company has been requested by the Holders thereof to register to be so registered under the Securities Act to the extent necessary to permit their disposition in accordance with the intended methods of distribution specified in the Company’s notice; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, without liability or obligation to any Holder of Registrable Securities, give written notice of such determination to each Holder that was previously notified of such registration, and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 2 and provided further, that no registration effected under this Section 3 shall relieve the Company from its obligations to effect registration under the Securities Act upon request under Section 2.

               (b)            Terms of Underwriting. In connection with any offering under this Section 3 involving an Underwritten Offering, the Company shall not be required to include any Registrable Securities in such offering unless the Holder thereof accepts the terms, if any, of the underwriting as agreed upon between the Company and the underwriters selected by it provided that such terms must be reasonably satisfactory in substance and form to the Holder and consistent with this Agreement, and then only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company.

               (c)            Allocation. If any Company Registration involves an Underwritten Offering and the managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number (the “Section 3(c) Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration:

                                (i)          first, all securities that the Company proposes to register for its own account and for the account of security Holders that have demand registration rights pursuant to which such Company registration was effected (the “Company Securities”); and

                                (ii)          second, to the extent that the number of Company Securities is less than the Section 3(c) Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among (i) all Holders of Registrable Securities requesting that Registrable Securities be included in such Registration, and (ii) all other holders (“Other Holders”) of the Company’s securities who have been granted “piggy-back” registration rights with respect to such securities (the “Other Securities”) and have requested that such Other Securities be included in such registration, based on the number of Registrable Securities and Other Securities that each such Holder and Other Holder requesting such registration bears to the aggregate number of Registrable Securities and Other Securities then owned by all such Holders and Other Holders requesting such registration.

               (d)            Termination of Piggy Back Rights. Notwithstanding anything else in this Section 3 to the contrary, the Company’s obligations under this Section 3 shall terminate at such time as the Holders cease to own at least forty percent (40%) of the Shares of Common Stock received by the Purchaser under the Investment Agreement, or any capital stock or other securities of the Company issued or issuable with respect to such Shares (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

     4.     Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement.

     5.     Obligations of the Company. If and whenever the Company is required to use reasonable efforts to effect the registration under the Securities Act of any Registrable Securities pursuant to Sections 2 or 3 of this Agreement, the Company shall:

               (a)            file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities, make all required filings with the NASD and any other applicable exchange, and use commercially reasonable efforts to cause such Registration Statement to become effective at the earliest possible date and remain effective;

               (b)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep the Registration Statement effective for a period of (i) 90 days in the case of a Registration Statement filed pursuant to Section 2 hereof, and (ii) such period of time as the Company deems appropriate in the case of a Registration Statement filed pursuant to Section 3 hereof, and the Company shall otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

               (c)            furnish to counsel (if any) selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement and to counsel for the underwriters in any Underwritten Offering copies of all documents proposed to be filed with the Commission in connection with such registration a reasonable time prior to the proposed filing thereof and give reasonable consideration in good faith to any comments of such Holders, counsel and underwriters;

               (d)            furnish to each seller of such securities, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits (including all exhibits incorporated by reference), financial statements, schedules, and all documents incorporated therein, deemed to be incorporated therein by reference or filed therewith, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such numbers of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (e)            use its commercially reasonable efforts to register or qualify and cooperate with the Holders of Registrable Securities, the underwriters and their respective counsels in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request; provided, however, that where Registrable Securities are offered other than through an Underwritten Offering, the Company agrees to cause its counsel to perform blue sky investigations and file registrations and qualification required to be filed pursuant to this Section 5(e); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be effective hereunder and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

               (f)            in connection with an Underwritten Offering only, furnish to each seller in a signed counterpart, addressed to the sellers, of

                                (i)          an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the closing of such Underwritten Offering, and

                                (ii)          a “cold comfort” letter signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the Registration Statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the Registration Statement (and the Prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

               (g)            (i) promptly notify each Holder of Registrable Securities subject to such Registration Statement if such Registration Statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Company of such material misstatement or omission or (y) upon discovery by the Company of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission, and, Subject to Section 2(g), as promptly as practicable, prepare and file with the Commission a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) promptly notify each Holder of Registrable Securities subject to such Registration Statement, at any time when a Prospectus related therefor is required to be delivered under the Securities Act, if the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Company of such material misstatement or omission or upon the discovery by the Company of the happening of any event as a result of which the Company believes that there would be a material misstatement or omission, and, as promptly as is reasonably practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (h)            otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts Underwritten Offering, and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods;

               (i)            promptly notify each Holder of Registrable Securities covered by such Registration Statement, their counsel and the underwriters (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall be filed, (ii) of any request by the Commission to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening, to the Knowledge of the Company, of any proceedings for any of such purposes, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution, to the Knowledge of the Company, of any proceedings for any of such purposes, and (v) if at any time when a Prospectus is to be required by the Securities Act to be delivered in connection with the sale of the Registrable Securities, the representations and warranties of the Company contained in any agreement (including the underwriting agreement contemplated in Section 6(b) below), to the Knowledge of the Company, cease to be true and correct in any material respect;

               (j)            use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

               (k)            if requested by the managing underwriter, if any, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter, if any, reasonably requests to be included therein to comply with applicable law, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (l)            cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with DTC, and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, or Holders may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment Underwritten Offering;

               (m)            use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with, and to obtain the consent or approval of, each governmental agency or authority, whether federal, state, local or foreign, which may be required to effect such registration or the offering or sale in connection therewith or to enable the sellers to offer, or to consummate the disposition of, the Registrable Securities subject to such Registration Statement, except as may be required solely as a consequence of the nature of such seller’s business, in which case the Company will cooperate with all reasonable respects with the filing of the Registration Statement and the granting of such approvals;

               (n)            prior to the effective date of the Registration Statement, (i) provide the registrar for the Common Stock or such other Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities;

               (o)            agree not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any Holder of any Registrable Securities covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

     6.     Underwritten Offerings. The provisions of this Section 6 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2, 3, 5 and 9, to any registration that is an Underwritten Offering.

               (a)            Underwritten Offerings Exclusive. Whenever a request for Demand Registration is for an Underwritten Offering, only securities that are to be distributed by the underwriters may be included in the Registration.

               (b)            Underwriting Agreement. If requested by the underwriters for any Underwritten Offering by Holders pursuant to a request for Demand Registration, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Holders of a majority of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 10, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “cold comfort” letters, and hold-back arrangements. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreements shall also be conditions precedent to the obligations of such Holders. No such Holders shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Sections 6(d) and 9 and representations, warranties or agreements regarding such Holder’s and such Holders’ intended method of distribution.

               (c)            Selection of Underwriters. Whenever a request for Demand Registration is for an Underwritten Offering, the Holders of a majority of the Registrable Securities to be Registered pursuant to such offering shall have the right to select one or more underwriters to administer the offering, subject to the consent of the Company, which shall not be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through an Underwritten Offering (other than an Underwritten Offering in which the Company is participating pursuant to the provisions of Sections 2(e) and 2(h) (ii)), the Company shall have the right to select one or more underwriters to administer the offering, subject to the consent of the Holders of a majority of the Registrable Securities to be included in such Demand Registration, which shall not be unreasonably withheld. In all cases in this Section 6(c), at least one of the underwriters chosen by the Company shall be an underwriter of nationally recognized standing.

               (d)            Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act for the account of any Holder, each Holder, if required by the managing underwriter in an Underwritten Offering, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, without limitation, any sale pursuant to Rule 144, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the ten (10) days prior to, and for up to ninety (90) days after, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter, and the Company agrees to cause each director and executive officer of the Company to enter into a similar agreement with the Company. The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided forty-five (45) days prior written notice of such sale or distribution to the underwriter or underwriters. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to, and for ninety (90) days after, the effective date of such registration if required by the managing underwriter (provided, however, in no event shall such period of time be greater than the period of time any Holder or any other selling shareholder agrees with the managing underwriter).

     7.     Preparation, Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company shall give the Holders of Registrable Securities to be so registered and the underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such access to all pertinent financial, corporate, and other documents and properties of the Company and its Subsidiaries, and such opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     8.     Other Registration. If and whenever the Company is required to use its reasonable efforts to effect the registration under the Securities Act of any Registrable Securities pursuant to Sections 2 or 3, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any Registration Statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 180 days shall have elapsed from the effective date of such previous registration, provided that the Company shall not be excused from filing a Registration Statement by virtue of this Section 8 more than once in a 360 day period.

     9.     Certain Obligations of Holders.

               (a)            The Company may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the intended method of disposition of such securities as the Company may from time to time reasonably request in writing and as shall be required to effect the registration of such Holder’s Registrable Securities. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading, and, in the case of an Underwritten Offering, to execute and deliver a customary underwriting agreement, containing representations, warranties and agreements of such Holder that are customary for such an agreement, all closing documents, custody and control agreements and other instruments that may be reasonably requested by any underwriter.

               (b)            Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company pursuant to Sections 2(g) (ii) or 5(g), such Holder shall promptly discontinue the disposition of Registrable Securities pursuant to such Registration Statement until such Holder shall have received, in the case of Section 2(g) (ii) or 5(g) (i), notice from the Company that such Registration Statement has been amended, as contemplated by Section 5(g), and, in the case of clause (ii) of Section 5(g), copies of the supplemented or amended Prospectus contemplated by Section 5(g). If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received copies of the supplemented or amended Prospectus covering such Registrable Securities contemplated by Section 5(g).

     10.     Indemnification and Contribution.

               (a)            In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other Person who participates as an underwriter, broker or dealer in the offering or sale of such securities, and each other Person, if any, who controls such seller, underwriter, broker, dealer or any such participating Person within the meaning of the Securities Act or the Exchange Act (each of the foregoing indemnified Persons an “Indemnified Person”), against any losses, claims, damages, or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, or Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in respect of any Prospectus, under the circumstances under which they were made) not misleading; and the Company shall reimburse such Indemnified Person for any reasonable out-of-pocket expense (including without limitation reasonable attorneys’ fees) incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in (a) such Registration Statement, preliminary prospectus, or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Indemnified Person specifically for use in the preparation thereof, or (b) any preliminary prospectus that was cured in a final Prospectus or amendment or supplement thereto that was (x) delivered by the Company to such Indemnified Person sufficiently in advance of the sale of the Registrable Securities by the Indemnified Person to the purchaser of such Registrable Securities in order to enable the Indemnified Person to deliver such final Prospectus or amendment or supplement thereto to such purchaser, and (y) not delivered to the purchaser of such Registrable Securities.

               (b)            In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each seller of such securities, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriters, or controlling Persons may become subject under the Securities Act, Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller expressly for use in connection with the preparation of such Registration Statement, preliminary prospectus, Prospectus, amendment, or supplement; provided, however, that the liability of each such seller hereunder shall be limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities sold in connection with such registration.

               (c)            Each party entitled to indemnification under this Section 10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10, except to the extent that the Indemnifying Party is adversely and materially affected by such failure. The Indemnified Party may participate in, but not control, such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense of one counsel for all of the Indemnified Persons if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests or conflicts between the Indemnified Party and any other Indemnified Person represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigations, and no Indemnified Person (including any Indemnified Party) shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

               (d)            If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided in this Section 10, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by the Indemnifying Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders of Registrable Securities covered by the Registration Statement in question and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e)            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such claim or litigation. Notwithstanding anything to the contrary in this Section 10, (A) no such Holder will be required to contribute any amount in excess of the proceeds it received from the sale of its Registrable Securities pursuant to such Registration Statement, (B) no Person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (C) no party shall be liable for contribution under this Section 10 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 10 if such indemnification were enforceable under applicable law. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

     11.     Indemnification with Respect to Underwritten Offering. In the event that Registrable Securities are sold pursuant to a Registration Statement in an Underwritten Offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     12.     Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell Registrable Securities of the Company to the public without Registration, the Company agrees to use its commercially reasonable efforts to:

               (a)            Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c)            furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, any other such applicable reporting requirements under the Securities Act and all applicable reporting requirements under the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration under the Securities Act or pursuant to such form.

     13.     Successors, Assigns and Transferees.

               This Agreement shall be binding upon and shall inure to the benefit of each party hereto, and their respective permitted successors, assigns and transferees. The Purchaser or any other Holder under this Agreement may transfer or assign its rights under this Agreement to any Affiliate of the Purchaser or any such Holder; provided, however, that the Company is given written notice from the Purchaser or any such Holder at the time of such transfer or assignment or within a reasonable time after said transfer or assignment stating the name and address of the transferee or assign and identifying the securities with respect to which the rights hereunder are being transferred. As a condition to the effectiveness of any transfer permitted hereunder the transferee or assign shall agree, in writing, upon request of the Company, to be bound by the provisions of this Agreement. Provided that the Purchaser or any Holder and any permitted transferee or assignee has complied with the foregoing conditions, this Agreement shall survive any permitted transfer of Registrable Securities to and shall inure to the benefit of an Affiliate of the Purchaser or any such Holder. In addition, and whether or not any express transfer or assignment shall have been made, the provisions of this Agreement which are for the benefit of the Purchaser shall also be for the benefit of and enforceable by any subsequent Holder of Registrable Securities.

     14.     Miscellaneous.

               (a)            No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

               (b)            Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

               (c)            Specific Performance; Other Rights. The parties recognize that various of the rights of the Purchaser and any other Holder under this Agreement are unique and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that each of the Purchaser and any such Holder shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance in any court of the United States or any state thereof having jurisdiction, to the extent permitted by law.

               (d)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

               (e)            Notices. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchaser (or to any other Holder not a party hereto on the date hereof, to the address of such Holder in the stock record books of the Company), as the case may be, at their respective addresses and facsimile numbers set forth below or as the same may be revised pursuant to notice to the other party in accordance wit this paragraph:

(i)	If to the Company to:
Nastech Pharmaceutical Company, Inc.
45 Adams Avenue
Hauppauge, New York 11788
Attn: Office of the President
Telephone: (631)-273-0101
Facsimile: (631)-273-0252

(ii)	If to Purchaser to:
Pharmacia & Upjohn Company
100 Route 206 North
Peapack, New Jersey 07977
Attn: Vice President and Associate General Counsel
Telephone: (908) 901-7108
Facsimile: (908) 901-1862

Either party may change its address (or person’s attention, telephone or facsimile numbers) to which notices shall be sent by giving notice to the other party in the manner herein provided. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communications was delivered to such delivery service, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

               (f)            Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. The parties also acknowledge the simultaneous execution and delivery of the Investment Agreement and Collaboration Agreement, which shall not be superseded by this Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both parties.

               (g)            Amendments and Waivers. This Agreement may be amended as to the Holders and their successors and assigns (determined as provided in Section 13), and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, only if the Company shall obtain the written consent of the Holders of 75% of the Registrable Securities. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party; provided, however, that any consent required by the Holders shall require the consent in writing of no less than the Holders of 75% of the Registrable Securities.

               (h)            Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other party, which signature and delivery may be effected by facsimile, it being understood that all parties need not sign the same counterpart.

               (i)            Gender. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

               (j)            Further Assurances. Each of the parties hereto agrees to execute and deliver those writings and documents reasonably required to more fully carry out the purposes of this Agreement and the transactions contemplated hereby.

               (k)            Governing Law. This agreement shall be construed in accordance with and governed by the laws of the state of Delaware without regard to conflicts of law principles.

               (l)            No Third Party Beneficiaries. Except as provided by Sections 10 and 13, nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns and transferees, any benefit, right or remedies under or by reason of this Agreement.

               (m)            Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party’s respective address set forth in Section 14(e) will be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Company and Purchaser has executed this Agreement or caused this Agreement to be executed on its behalf as of the day and year first above written.

NASTECH PHARMACEUTICAL COMPANY, INC	PHARMACIA & UPJOHN COMPANY

By:_________________________________
By:____________________________________	Christopher Coughlin
Title:___________________________________	Executive Vice President and Chief
Financial Officer